UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	May 29, 2008
Date of Earliest Event Reported:	May 22, 2008

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 22, 2008, Boise Inc. (formerly named Aldabra 2 Acquisition Corp.) and its wholly owned subsidiary, Boise Paper Holdings, L.L.C., entered into a letter agreement with Boise Cascade Holdings, L.L.C. and its wholly owned subsidiary, Boise Cascade, L.L.C., confirming the final settlement of the post closing working capital adjustments required by Sections 1E(iv) and 1F(i) of the Purchase and Sale Agreement between and among such entities and certain of their affiliates dated September 7, 2007, as amended.  The letter agreement confirms that, as a result of such post closing working capital adjustments, the principal amount of the Promissory Note dated February 22, 2008, which was issued by Boise Inc. to Boise Cascade Holdings, L.L.C. pursuant to the requirements of the Purchase and Sale Agreement, was increased by $17,333,850.44, to a revised principal amount of $58,333,850.44.  Under the terms of the Promissory Note and the Purchase and Sale Agreement, such change was effective February 22, 2008.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the letter agreement filed as Exhibit 99.1 to this Report on Form 8-K.  Exhibit 99.1 is incorporated by reference into this Item 1.01.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Letter Agreement dated May 22, 2008, between Boise Inc., Boise Paper Holdings, L.L.C., Boise Cascade Holdings, L.L.C., and Boise Cascade, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President, General Counsel and Secretary

Date:  May 29, 2008